                                                                    EXHIBIT 3.9a


                            ARTICLES OF INCORPORATION

         ONE: The name of this corporation is NITROUS OXIDE SYSTEMS, INC.

         TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THREE: The name and address in this state of the corporation's initial agent for service of process is:

                                    Michael E. Deitch
                                    3220 W. Sepulveda Blvd.
                                    Suite A
                                    Torrance, California 90505

         FOUR: This corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is one hundred (100).

         FIVE: This corporation is a close corporation. All of the corporation's issued shares of all classes shall be held of record by not more than ten (10) persons.

         SIX: The names and addresses of the persons who are appointed to act as the initial directors of this corporation are:

       Name                                   Address
       ----                                   -------
Michael Thermos                       740 W. 24th Street
                                      San Pedro, California 90731

Dale Vaznaian                         9702 Verde Mar Drive
                                      Huntington Beach, California 92646

Charles Mulcahy                       1113 Lakme Ave.
                                      Wilmington, California 90744

         IN WITNESS WHEREOF, the undersigned, being all the persons named above as the initial directors, have executed these Articles of Incorporation.

DATED:   Sept. 11, 1978                             /s/ Michael Thermos
                                             ---------------------------------
                                                    /s/ Dale Vaznaian
                                             ---------------------------------
                                                    /s/  Charles Mulcahy
                                             ---------------------------------


         The undersigned, being all the persons named above as the initial directors, declare that they are the persons who executed the foregoing Articles of Incorporation, which execution is their act and deed.

DATED:   Sept. 11, 1978                            /s/ Michael Thermos
                                             ---------------------------------
                                                   /s/ Dale Vaznaian
                                             ---------------------------------

                                                   /s/  Charles Mulcahy
                                             ---------------------------------